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                [NUMBER 9 VISUAL TECHNOLOGY LOGO APPEARS HERE]


M E M O R A N D U M


To:      William Ralph

CC:

From:    Michael Romanies

Date:    08/19/98

Re:      Resignation

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Pursuant with our discussions yesterday, please accept this memorandum as official notice of my resignation as Vice President, Marketing at NUMBER NINE VISUAL TECHNOLOGY, Corporation.

The dedicated efforts of my staff and the other groups within the organization have made significant impact on the position and stature of the company and its products within the industry. The recent announcements and pending shipments of the Revolution(R) IV and Ticket Ride(TM) products are positioned to follow the lead of the Award winning Revolution 3D products. The company is now poised for the next phase of its growth.

The recent partnership and equity interest of Silicon Graphics marks the culmination of the efforts by the executive team and employees of Number Nine achieving another significant milestone for the company.

In recognition of the personal goals and objectives that my team and I have achieved over the past two years, I am now ready to pursue other personal and professional challenges.

I appreciate the opportunity to work with the "Niners" and look forward to maintaining the relationships I have made.

Thank you,